EXHIBIT 10.1

*** Portions of this Exhibit 10.1 have been omitted pending confidential treatment request by the Company.

TERMINATION AGREEMENT AND MUTUAL RELEASE

THIS TERMINATION AGREEMENT AND MUTUAL RELEASE (this “Agreement”) is made and entered into effective as of July 8, 2005 (the “Effective Date”) by and between Optical Sensors Incorporated, dba väsamed, a Delaware corporation with its principal offices located at 7615 Golden Triangle Drive, Suite C, Minneapolis, Minnesota 55344 (“OSI”), and Nellcor Puritan Bennett Incorporated, a Delaware corporation and a business unit of Tyco Healthcare Group L.P. with its principal offices located at 4280 Hacienda Drive, Pleasanton, California 94588 (“NPB”) (each, a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, OSI entered into that certain Patent License Agreement, dated July 20, 1998, by which the Institute of Critical Care Medicine (“ICCM”) granted to OSI an exclusive license under certain patents issued to ICCM and patents that issued on ICCM patent applications (the “ICCM License Agreement”);

WHEREAS, OSI developed a monitoring device (“Instrument”) and disposable fiber optic sensors to measure sublingual carbon dioxide (“Sensors”) pursuant to the license granted by the ICCM License Agreement;

WHEREAS, OSI and NPB entered into that certain Development and License Agreement, dated September 28, 2001, by which OSI granted to NPB an exclusive sublicense under the ICCM License Agreement, and an exclusive license under certain patents issued to OSI (the “Sublicense Agreement”);

WHEREAS, OSI and NPB entered into that certain Exclusive Supply Agreement, dated September 28, 2001, by which OSI agreed to manufacture and sell for a limited period of time private labeled Instruments and Sensors to NPB for distribution by NPB (the “Supply Agreement”);

WHEREAS, in connection with entering into the Sublicense Agreement and the Supply Agreement, NPB and ICCM entered into that certain Supplemental Agreement, dated September 28, 2001, providing for certain arrangements between NPB and ICCM relating to the Sublicense Agreement (the “Supplemental Agreement”);

WHEREAS, OSI is not a party to the Supplemental Agreement, and neither NPB nor OSI contend that OSI assumed any obligations to ICCM under the Supplemental Agreement;

WHEREAS, OSI sold and transferred to NPB certain tooling and other equipment for the manufacture and testing of the Instruments and the Sensors in connection with the prior termination of the Supply Agreement (collectively, the “Tooling”);

WHEREAS, NPB commenced manufacturing of Sensors at NPB’s facilities in or about February 2004;

WHEREAS, NPB initiated a voluntary recall of Sensors in August 2004 following hospital reports of infections and the finding of Burkholderia cepacia, a pathogenic bacteria, in the buffered saline solution in which the Sensors were packaged (the “Sensor Recall”);

WHEREAS, NPB ceased manufacture, marketing and distribution of Sensors and Instruments upon the Sensor Recall, and NPB has not resumed such manufacture, marketing and distribution;

WHEREAS, ICCM notified OSI by correspondence, dated December 6, 2004, of an alleged material breach of the ICCM License Agreement by failing, among other things, to cause Instruments and Sensors to be developed and marketed in a commercially reasonable manner, and ICCM notified OSI by correspondence, dated April 4, 2005, that ICCM terminated the ICCM License Agreement (the “Purported ICCM Termination”);

WHEREAS, OSI commenced an arbitration before the American Arbitration Association and captioned Optical Sensors, Inc. v. Institute of Critical Care Medicine, Matter No. 51 133 Y 00603 05 relating to the ICCM License Agreement and the Purported ICCM Termination (the “ICCM Arbitration”);

WHEREAS, OSI and ICCM have settled all claims asserted in the ICCM Arbitration, ICCM has withdrawn the Purported ICCM Termination and agreed to terminate the Supplemental Agreement, and OSI and ICCM have agreed to dismiss the ICCM Arbitration with prejudice; and

WHEREAS, OSI and NPB desire to terminate the Sublicense Agreement and confirm the prior termination of the Supply Agreement, and to provide for indemnification and releases arising out of any dealings between the Parties prior to the Effective Date or otherwise related to the design, manufacture and distribution of the Instruments and Sensors, as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties agree as follows:

AGREEMENT

1. Termination of Sublicense Agreement and Supply Agreement. OSI and NPB agree that the Sublicense Agreement is terminated as of the Effective Date, the Supply Agreement was previously terminated in November 2003, and neither Party shall have any rights or obligations of any kind or nature under the Sublicense Agreement or the Supply Agreement. Notwithstanding the foregoing or Section 8(c)(3) of the Sublicense Agreement, no section or provision of the Sublicense Agreement shall survive termination of the Sublicense Agreement, except for Section 12 of the Sublicense Agreement.

2. Consideration for Termination and Mutual Release.

2.1. Tooling and Instruments.

(a) Transfer to OSI. NPB hereby transfers to OSI all right, title and interest in and to: (a) the items of Tooling identified on Exhibit A attached hereto, and (b) thirty-six (36) Instruments previously manufactured by or for NPB and that have not been previously used for any purpose. OSI acknowledges and agrees that it shall use such Instruments for OSI’s internal research and development purposes and IRB-approved clinical research only, and not for any patient management purpose, and that any transfer of such Instruments by OSI shall be subject to the foregoing restrictions.

(b) Shipping. Upon execution and delivery of this Agreement by OSI, NPB shall cause the items of Tooling identified on Exhibit A and thirty-six (36) Instruments to be shipped to OSI at its principal offices or other location in the domestic United States designated by OSI in writing. Such Tooling and Instruments shall be packaged and crated under the supervision of an OSI employee, and NPB will reimburse OSI for its reasonable out-of-pocket travel and lodging expenses for one (1) OSI employee to travel to NPB’s facility in Tijuana, Mexico for such supervision, subject to a maximum sum of $2,000. Such Tooling and Instruments shall be shipped via Federal Express Ground, freight and insurance prepaid by NPB.

(c) Representations and Warranties. NPB represents and warrants that it owns such Tooling and Instruments free and clear of any encumbrances or liens and that, to NPB’s knowledge, all such Tooling and Instruments are in good working order, subject to normal wear and tear. Except as provided in this Section 2.1, NPB makes no representations or warranties concerning the Tooling or Instruments transferred to OSI hereunder.

2.2. FDA Communications. NPB represents and warrants that as of the Effective Date it has delivered to OSI copies of all written communications between NPB and the United States Food and Drug Administration (“FDA”) in connection with the Sensor Recall.

2.3. Communication with NPB Customers; Return of Instruments. NPB shall send correspondence, in a form reasonably agreed upon by NPB and OSI, to all customers that purchased Instruments and/or Sensors from NPB. NPB shall accept the return of all Instruments transferred to third parties for value, and NPB and shall issue to such third parties a credit equal to all sums paid for such Instruments that may be applied against the purchase of other Nellcor® products. NPB shall permanently quarantine or destroy all such returned Instruments and certify such permanent quarantine or destruction to OSI and advise OSI of the names of any customers or third parties who have failed to return Instruments and Sensors to NPB.

2.4. Clinical Investigation Information. NPB will deliver to OSI, within ten (10) days of the Effective Date, copies of all documents received by NPB from clinical sites and investigators concerning clinical evaluations, outcome studies, and investigations related to the Instruments and Sensors conducted prior to the Sensor Recall.

2.5. Customer Information. NPB will deliver to OSI contact information for all customers that purchased Instruments and/or Sensors from NPB, which information OSI shall not transfer to any third party or use for any purpose other than to communicate with such NPB customers concerning any reintroduction of the Instruments and Sensors by OSI or development of related devices covered by the ICCM License Agreement.

2.6. ***

2.7. Cooperation. In order to aid OSI’s defense of any future allegation, action, suit, or demand asserted by ICCM, which relates to the Sublicense Agreement or NPB’s performance thereunder, NPB will, on request of OSI: (a) provide non-privileged, relevant documents in NPB’s possession or control; (b) make NPB’s current employees available for interview by OSI and its attorneys, (c) produce NPB’s current employees at depositions and at any hearing, trial or proceeding, at NPB’s expense; and (d) seek availability of former NPB employees for interview by OSI and its attorneys.

2.8. OSI Common Stock. Promptly following execution and delivery of this Agreement by NPB, OSI shall issue 175,000 shares of OSI’s common stock to NPB. OSI represents and warrants that:

(a) Capitalization. The authorized capital of OSI consists of:

(i) Preferred Stock. 5,000,000 shares of Preferred Stock are authorized, of which 4,333,334 shares have been designated Series A Preferred Stock and 4,333,334 shares are issued and outstanding; 236,934 shares have been designated Series B Preferred Stock and 236,934 shares are issued and outstanding; 115,000 shares have been designated Series C Preferred Stock and 78,354 shares are issued and outstanding; and 250,000 shares have been designated Series A Junior Preferred Stock and no shares are issued and outstanding.

(ii) Common Stock. 30,000,000 shares of common stock are authorized, of which 3,633,289 are issued and outstanding, excluding the shares being issued to NPB hereunder.

(b) Valid Issuance of Common Stock. The OSI common stock that is being issued to NPB hereunder, when issued and delivered, will be duly and validly issued, fully paid, and nonassessable.

(c) Authorization. All corporate action on the part of OSI, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, and the authorization, issuance, and delivery of the common stock being issued hereunder has been taken prior to OSI’s execution of this Agreement.

***	Portions of this Exhibit 10.1 have been omitted pending confidential treatment request by the Company.

(d) Governmental Consents. Assuming the accuracy of NPB’s representations and warranties in Section 2.9, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of OSI is required in connection with the issuance of the OSI common stock hereunder.

(e) Restrictive Legend. Upon request of NPB, OSI shall cause any restrictive legend to be removed from the stock certificate delivered to NPB pursuant to this Agreement, or issue to NPB a new certificate therefor free of any restrictive legend, if, with such request, OSI shall have received an opinion of counsel to the effect that any transfer by the holder of the securities evidenced by such certificate will not violate the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws, unless any such restrictive legend may be removed pursuant to Rule 144(k) of the Securities Act or any successor rule, in which case no such opinion letter shall be required.

2.9. NPB Representations and Warranties. NPB represents and warrants that:

(a) Authorization. All corporate action on the part of NPB, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement has been taken prior to NPB’s execution of this Agreement.

(b) Investment. The common stock being acquired hereunder is being acquired for investment for NPB’s own account and not with the view to, or for resale in connection with, any distribution or public offering thereof. NPB understands that the common stock being acquired hereunder has not been registered under the Securities Act, or any state securities laws by reason of their contemplated issuance in transactions exempt from the registration requirements of the Securities Act and applicable state securities laws and that the reliance of OSI and others upon these exemptions is predicated in part upon this representation by NPB. NPB further understands that common stock being acquired hereunder may not be transferred or resold without registration under the Securities Act and any applicable state securities laws, or pursuant to an exemption from the requirements of the Securities Act and applicable state securities laws. NPB qualifies as an “accredited investor,” as defined in Rule 501 of Regulation D under the Securities Act. NPB acknowledges that OSI has made available to NPB via EDGAR OSI’s Annual Report on Form 10-KSB for the year ended December 31, 2004 and all other reports, registrations statements and filings made by OSI with the Securities and Exchange Commission since January 1, 2005. NPB acknowledges that OSI has made available to NPB at a reasonable time prior to the execution of this Agreement the opportunity to ask questions and receive answers concerning the business, operations and financial condition of OSI and the terms and conditions of the issuance of securities contemplated by this Agreement and to obtain any additional information requested by NPB. NPB is able to bear the loss of its entire investment in the common stock being acquired hereunder and has such knowledge and experience of financial and business matters that it is capable of evaluating the merits and risks of the investment to be made pursuant to this Agreement.

3. Mutual Release. Except for (a) *** indemnity obligations for third party claims set forth in Section 2.6, and (b) breaches of this Agreement, OSI and NPB, on behalf of the themselves and their respective officers, directors, employees, agents, representatives, shareholders, affiliates, divisions, parent entities, subsidiaries, predecessors in interest, successors in interest, and assigns hereby fully and forever release and discharge the other Party and that Party’s respective officers, directors, employees, agents, representatives, shareholders, affiliates, divisions, parent entities, subsidiaries, predecessors in interest, successors in interest, and assigns from, and agree not to sue concerning, any claim, duty, obligation, cause of action, liability, damage, loss, judgment, and issues of any kind or nature whatsoever, whether presently known or unknown, suspected or unsuspected, contingent or absolute, disclosed or undisclosed, that any of them may now, or in the future, possess arising from, or in any way related to: (i) the Sublicense Agreement, (ii) the Supply Agreement, (iii) the design, manufacture, marketing, and distribution of the Instruments and the Sensors; (iv) the Sensor Recall, (v) the Purported ICCM Termination, (vi) the ICCM Arbitration, (vii) the withdrawal of the Instruments and Sensors from the market, (viii) and any other acts or omissions of the other Party prior to the Effective Date of this Agreement.

4. Release of Unknown Claims. The release provided by this Agreement extends to claims each releasing Party does not know or suspect to exist at the time of the release, which if known, might have affected the releasing Party’s decision regarding the release contained herein. Each Party shall be deemed to waive and relinquish, to the full extent permitted by law, any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which governs or limits a person’s release of unknown claims, including, but not limited to Section 1542 of the California Civil Code. Each Party acknowledges that it may discover facts in addition to or different from those that it now knows or believes to be true with respect to the subject matter of the release, but that it is such Party’s intention to fully, finally and forever settle and release any and all claims released hereby known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of such additional or different facts.

5. Non-Disparagement and Non-Disruption. OSI and NPB agree to refrain from any disparagement, defamation, libel, slander, disruption or any other actions adverse to the interests of the other Party and that Party’s officers, directors, employees, agents, shareholders, affiliates, divisions, parent entities, subsidiaries, predecessors in interest, successors in interest, and assigns.

6. No Admission of Liability. The Parties acknowledge and agree that nothing contained in this Agreement, including without limitation the exceptions to the mutual release set forth in Section 3, shall be deemed or construed to be an admission by either Party of any fault or liability whatsoever to the other Party or to any third party. Each Party denies any and all fault, wrongdoing, and liability of any kind in connection with the transactions and occurrences described herein.

***	Portions of this Exhibit 10.1 have been omitted pending confidential treatment request by the Company.

7. Additional Representations and Warranties. OSI and NPB each represent and warrant that:

7.1. Advice of Legal Counsel. Each Party has been represented by legal counsel of its choice in the preparation, negotiation, and execution of this Agreement.

7.2 No Pending or Future Actions. Each Party represents and warrants that it is not a party to, and it does not intend to commence, any action or proceeding against the other Party or any other person or entity released under Section 3.

7.3 No Other Representations. Neither Party (nor any of that Party’s officers, directors, employees, agents, representatives, shareholders, affiliates, divisions, parent entities, subsidiaries, predecessors in interest, or successors in interest) has made any statement, representation, or promise regarding any matter relied upon by the other Party in entering into this Agreement, except as expressly stated in this Agreement.

7.4 No Assignment of Matters Released. Each Party represents and warrants that it has not assigned, transferred, or granted to any third party any of the claims, causes of action or other matters released under this Agreement.

7.5 Authority. The person executing this Agreement on behalf of each Party is duly authorized to bind that Party to all of the terms and conditions hereof.

8. Confidentiality. Each Party agrees that the existence of this Agreement and all of the terms hereof are confidential, and that each Party shall not disclose, or permit the disclosure of, this Agreement or any of its terms to any third party, except to each Party’s officers, directors, employees, and advisors with a need to know the terms hereof; provided, however, that OSI shall be permitted to disclose and file this Agreement in connection with its reporting obligations under the Securities Exchange Act of 1934, in which event OSI shall request confidential treatment of specific provisions of this Agreement mutually agreed to by OSI and NPB consistent with the position of Securities Exchange Commission with respect to confidential treatment requests. In the event either Party is required by other law or valid order of a court or other governmental authority to disclose this Agreement, the disclosing Party shall notify the other Party in writing in advance of such disclosure in order to afford the other Party an opportunity to seek a protective order or other relief from disclosure of this Agreement, or to obtain confidential treatment by the party to whom it is disclosed.

9. Attorney’s Fees and Costs. Each Party shall bear its own attorney’s fees and costs incurred in connection with the preparation and negotiation of this Agreement.

10. Assignment. Neither Party may assign this Agreement, without the prior written consent of the other Party. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the respective parties hereto and their permitted successors and assigns.

11. Governing Law. This Agreement shall for all purposes be governed exclusively by Delaware law, excluding choice of law principles.

12. Entire Agreement; Amendment. This Agreement, including the exhibits hereto, constitutes the full and entire understanding and agreement between the Parties with regard to the subject matter hereof, and this Agreement replaces and supersedes any prior oral or written communications between the parties with respect to such subject matter. Neither this Agreement nor any term hereof may be amended, modified, waived, discharged or terminated other than by a written instrument signed by the Parties hereto.

13. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

14. Severability. If any provision of this Agreement is held to be unenforceable under applicable law by any court of competent jurisdiction, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement shall be legal, valid and binding execution and delivery for all purposes.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the Effective Date.

NELLCOR PURITAN BENNETT	OPTICAL SENSORS INCORPORATED
INCORPORATED	dba VÄSAMED

/s/ David Sell	/s/ Paulita LaPlante
Signature	Signature

David Sell	Paulita LaPlante
Print Name	Print Name

President, Nellcor	President & CEO
Print Title	Print Title

EXHIBIT A

Tooling and Equipment to Be Transferred to OSI

Description	NPB	OSI	QTY
	Asset#	Asset#
Cutter	MO113627	101084	1
Stripper	MO113626	101085	1
Cleaver - backup	MO113656	101083	1
Interferometer / camera and monitor		100461	1
UV Cure System		100684	1
		101035,
UV Calibration Meter & Detector		101037	1
Optrode Placement (Includes camera/monitor/5-wheels)	MO113631	101095	1
		100632,
		100321
Tubing Cutter	MO113636	101124	1
Extra Wheels - 5 spares			5
		100377,
Microscope / Lamp		100176	1
Optrode Cap Manufacturing Station		101125	1
Package Purge	MO113632	101099	1
Sparger / Calibrant			1
Cap Assembly		101100	1
Torque wrench		101098	1

Any tooling rights for disposable CapnoProbe component manufacture which reside at Nellcor suppliers (Dynaplast, ETI, Girard Rubber, Linhardt, Europac, Trumed, and Illbrook)